Filed Pursuant 424(b)(5)
                                                       Reg. No. 333-46434



PROSPECTUS SUPPLEMENT
(To the prospectus supplement dated May 30, 2002 and the prospectus dated November 1, 2000)

                              PHH CORPORATION

                              RESCISSION OFFER

                             PHH InterNotes(R)
                      -------------------------------

Terms of the Rescission Offer:

     o We are offering to repurchase the following series of notes issued by us from the initial purchasers of such notes:

         - 6.000% PHH InterNotes(R)due June 15, 2005 (CUSIP Number: 69334WAA9)

         - 6.700% PHH InterNotes(R)due June 15, 2007 (CUSIP Number: 69334WAB7)

         - 7.350% PHH InterNotes(R)due June 15, 2009 (CUSIP Number: 69334WAC5)

         - 7.850% PHH InterNotes(R)due June 15, 2012 (CUSIP Number: 69334WAD3)

         - 6.000% PHH InterNotes(R)due June 15, 2005 (CUSIP Number: 69334WAE1)

         - 6.650% PHH InterNotes(R)due June 15, 2007 (CUSIP Number: 69334WAF8)

         - 7.250% PHH InterNotes(R)due June 15, 2009 (CUSIP Number: 69334WAG6)

         - 8.050% PHH InterNotes(R)due June 15, 2017 (CUSIP Number: 69334WAH4)

     o The repurchase price for each note is $1,000 per note plus interest at the rate in effect in your state of residence calculated from the date of your purchase of the note(s) to but not including the date of payment. PLEASE NOTE THAT THE INTEREST RATE APPLICABLE TO YOU MAY BE LOWER THAN THE CURRENT INTEREST RATE ON YOUR NOTE(S).

         BY TENDERING YOUR NOTE(S) YOU WILL NOT BE ENTITLED TO ANY OTHER PAYMENTS ON YOUR NOTE(S) INCLUDING, WITHOUT LIMITATION, ANY ACCRUED AND UNPAID INTEREST.

         Our rescission offer expires at 5:00pm (New York City time) on September 6, 2002.

     o The procedures for accepting this rescission offer and tendering your note(s) are described in this prospectus supplement under "The Rescission Offer."

     o You can contact Pamela Peters of Bondholder Communications Group toll-free at 1-888-385-2663 or via email at ppeters@bondcom.com with any questions about the rescission offer.

     THIS IS AN OFFER AND NOT AN OBLIGATION. YOU ARE NOT REQUIRED TO TAKE ANY ACTION UNLESS YOU WISH TO ACCEPT THIS OFFER.

     THIS OFFER IS ONLY BEING MADE TO THE INITIAL PURCHASERS OF THE NOTES.

     THIS OFFER IS NOT BEING MADE TO RESIDENTS OF CALIFORNIA, HAWAII, NEW YORK, OR OREGON.

     THIS OFFER IS NOT BEING MADE TO ANY INSTITUTIONAL HOLDERS OF THE NOTES.
                                -----------

     In considering whether to accept this offer, see "Risk Factors" beginning on Page S-3 of the accompanying prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus supplement or prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------

          The date of this prospectus supplement is July 31, 2002.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities or an offer to buy these securities in any jurisdiction where that would not be permitted or legal. The information contained in this prospectus supplement and the accompanying prospectus supplement and prospectus is accurate only as of the date such information is presented, regardless of the time of delivery thereof.


                                                 TABLE OF CONTENTS

                                                Prospectus Supplement

Questions and Answers About Our Rescission
     Offer.............................................S-1         Description of Notes...........................S-8
The Rescission Offer...................................S-3         Additional Information.........................S-8
                                                                   Annex I........................................A-1

                                       Prospectus Supplement dated May 30, 2002

Forward-Looking Statements.............................S-3         Description of Notes..........................S-12
Risk Factors...........................................S-3         ERISA Considerations..........................S-20
Summary of the Offering................................S-4         Plan of Distribution..........................S-21
Business...............................................S-6         Experts.......................................S-23

                                         Prospectus dated November 1, 2000

Where You Can Find More Information.....................2          Description of Debt Securities...................4
PHH Corporation.........................................2          Plan of Distribution............................13
Ratio of Earnings to Fixed Charges......................4          Legal Matters...................................14
Use of Proceeds.........................................4          Experts.........................................14

                                                   ______________________

     Except as expressly indicated or unless the context otherwise requires, the "Company,"
"PHH," "we," "our," or "us" means PHH Corporation, a Maryland corporation, and its subsidiaries. We are a wholly- owned subsidiary of Cendant Corporation. Our principal executive offices are located at One Campus Drive, Parsippany, N.J. 07054 (telephone number (973) 428-9700).


              QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER


Q:       What is a rescission offer?

A: A rescission offer is an offer by the issuer of securities to repurchase such securities at their purchase price plus statutory interest.

Q:       Why are you making the rescission offer?

A: We recently discovered that exemptions from registration of the notes required under some state securities laws to allow sales of the notes to individual investors which we had thought were available may not have been available. The laws of many of those states therefore allow the initial purchasers of such notes to sell their notes back to us in exchange for their initial purchase price plus interest.

         This rescission offer is not an admission by us that we knowingly failed to comply with the registration or disclosure requirements of applicable state securities laws.

Q: Does the failure to register the notes in certain states affect my ability to resell the notes?

A: No. The notes subject to this rescission offer are now exempt from registration under state securities laws.

Q: Does the failure to register the notes affect any other notes issued or to be issued by PHH Corporation?

A: No. All notes issued and to be issued by PHH Corporation are or will be, as the case may be, exempt from registration under state securities laws.

Q:       What will I receive if I accept the rescission offer?

A: If you accept our rescission offer and you are not a resident of California, Hawaii, New York or Oregon, we will repurchase the notes you tender, at $1,000 per note plus interest at the rate in effect in your state of residence, calculated from the date of your purchase of the note(s) up to but not including the date of payment. The interest rate for each state in which the notes subject to this rescission offer were sold is reflected in Annex I. If you accept our rescission offer you will not be paid any other amounts on your notes, including any future interest on such notes.

         Note the following examples:

                  If (1) you accept this rescission offer and tender one of our 8.050% Notes due June 15, 2017, (2) you are a resident of New Jersey and (3) the date we make payment on the note with respect to the rescission offer is September 13, 2002 - you would receive $1,000 plus $13.64 which represents the accrual of the 6% statutory rate in New Jersey, calculated from June 20, 2002 (the issue date of the note) up to but not including September 13, 2002 (the payment date). Had you not tendered the note you would be entitled to interest of $18.56 for the same period and would still be entitled to future payments on the note.

                  If (1) you accept this rescission offer and tender one of our 8.050% Notes due June 15, 2017, (2) are a resident of Maryland and (3) the date we make payment on the note with respect to the rescission offer is September 13, 2002 - you would receive $1,000 plus $22.74 which represents the accrual of the 10% statutory rate in Maryland, calculated from June 20, 2002 (the issue date of the note) up to but not including September 13, 2002 (the payment date). Had you not tendered the note you would be entitled to interest of $18.56 for the same period and would still be entitled to future payments on the note.

         Please see Annex I to determine the interest rate in effect in your state of residence.

Q:       When does the rescission offer expire?

A: Our rescission offer expires at 5:00pm (New York City time) on September 6, 2002.

Q:       What do I need to do if I want to accept the rescission offer?

A: You should instruct your broker or bank where you keep your notes to tender them for you. In some cases you may be asked to submit the BLUE-colored "Letter of Election and Instructions to Broker or Bank" that may accompany this prospectus supplement. Please check with your broker or bank to determine the procedure that is preferred by it.

Q: What happens if I don't accept this rescission offer by tendering my notes?

A: You will be deemed to have rejected our rescission offer and will continue to own the notes, receive interest payments on the notes at their stated rate and will be paid their principal amount upon maturity unless the notes are earlier redeemed. We believe that by our conducting this rescission offer you will be precluded from requiring us in the future to repurchase your notes for our failure to register the notes.

Q:       What do I need to do to reject this rescission offer?

A: You do not need to do anything. By not tendering your notes and submitting other required information, you will be deemed to have rejected this rescission offer.

Q:       Can I change my mind after I have instructed my broker or bank?

A: Yes. You can change your decision about accepting our rescission offer at any time before the expiration date. You can do this by instructing your broker or bank. Your broker or bank's transmission of your instructions must be received by us prior to the expiration of the offer.

Q:       When and how will payment be made?

A: We will cause payment to be made within ten business days after the expiration of the offer, through The Depository Trust Company ("DTC"), provided we have received the notes you have tendered and any other information we require.

Q: Why are you not making this rescission offer in California, Hawaii, New York, or Oregon?

A: Those states did not require us to register the notes before selling them.

Q:       What if I am not an initial purchaser of the notes?

A: If you are not an initial purchaser of the notes you are not entitled to participate in the rescission offer.

Q: Why are you not making this rescission offer to institutional holders of the notes?

A: We were not required to register the notes under state securities laws for sales to institutions.

Q:       Who can help answer my questions?

A:       You can contact Pamela Peters of Bondholder Communications Group
         (the "Information Agent") toll- free at 1-888-385-2663 or via email at ppeters@bondcom.com with any questions about the rescission offer.


                            THE RESCISSION OFFER


              Background and Reasons for the Rescission Offer

         On June 13, 2002 and June 20, 2002 we issued the various series of notes identified on the cover page of this prospectus supplement. We recently discovered that exemptions from registration of the notes required under some state securities laws to allow sales of the notes to individual investors which we had thought were available may not have been available. The laws of many of those states therefore allow initial purchasers of such notes to sell their notes back to us in exchange for their initial purchase price plus interest. We believe that by our conducting this rescission offer you will be precluded from requiring us in the future to repurchase your notes based upon our failure to register the notes under your state's securities law.

         This rescission offer is not an admission by us that we knowingly failed to comply with the registration or disclosure requirements of any state securities laws.


                         Rescission Offer and Price

         This rescission offer is made to the initial purchasers of the following notes, except (1) purchasers who reside in the States of California, Hawaii, New York, or Oregon and (2) any institutional holders of the notes:

         - 6.000% PHH InterNotes(R)due June 15, 2005 (CUSIP Number: 69334WAA9)

         - 6.700% PHH InterNotes(R)due June 15, 2007 (CUSIP Number: 69334WAB7)

         - 7.350% PHH InterNotes(R)due June 15, 2009 (CUSIP Number: 69334WAC5)

         - 7.850% PHH InterNotes(R)due June 15, 2012 (CUSIP Number: 69334WAD3)

         - 6.000% PHH InterNotes(R)due June 15, 2005 (CUSIP Number: 69334WAE1)

         - 6.650% PHH InterNotes(R)due June 15, 2007 (CUSIP Number: 69334WAF8)

         - 7.250% PHH InterNotes(R)due June 15, 2009 (CUSIP Number: 69334WAG6)

         - 8.050% PHH InterNotes(R)due June 15, 2017 (CUSIP Number: 69334WAH4)

         If you accept our rescission offer, we will pay you for any notes that you tender, $1,000 per note plus interest at the rate in effect in your state of residence calculated from the date of your purchase of the note(s) up to but not including the date of payment. The interest rate for each relevant state is reflected in Annex I.

PLEASE NOTE THAT THE INTEREST RATE APPLICABLE TO YOU MAY BE LOWER THAN THE CURRENT INTEREST RATE ON YOUR NOTE(S).

BY TENDERING YOUR NOTE(S) YOU WILL NOT BE ENTITLED TO ANY OTHER PAYMENTS ON YOUR NOTES INCLUDING, WITHOUT LIMITATION, ANY ACCRUED AND UNPAID INTEREST AT THE RATE STATED ON YOUR NOTE.

                                 Acceptance

         You may accept our rescission offer either in whole or in part by instructing your broker or bank where you keep your notes to tender them for you. You may be asked to submit the BLUE-colored "Letter of Election and Instructions to Broker or Bank" that may accompany this prospectus supplement. Please check with your broker or bank to determine the procedure that is preferred by it. See "- Procedures for Tendering Notes Held Through Brokers or Banks."

         All acceptances of the rescission offer will be deemed to be effective on the expiration date of the rescission offer. Unless you accept the rescission offer before the expiration date, your right to accept the rescission offer will terminate on the expiration date. You can revoke your acceptance of our rescission offer prior to the expiration date. You can do this by contacting your broker or bank where you keep your notes and providing it with new instructions.

         Payment for notes as to which the rescission offer has been accepted will be made within ten business days after the expiration date of this rescission offer through DTC.

         We expressly reserve the right to delay acceptance of any of the tendered notes not already accepted if any condition described in this prospectus supplement has not been satisfied or waived by us.

         You may tender some or all of your notes in this rescission offer. However, notes may be tendered only in integral multiples of $1,000.

         If you do not tender your notes by the expiration date of our rescission offer, you will be deemed to have rejected our offer and will continue to own the notes, receive interest payments on the notes at their stated rate and will be paid their principal amount upon maturity unless the notes are earlier redeemed. We believe that by our conducting this rescission offer you will be precluded from requiring us in the future to repurchase your notes based upon our failure to register the notes under your state's securities law.

            Expiration Date; Extensions; Termination; Amendments

         The rescission offer will expire at 5:00 p.m., New York City time, on September 6, 2002 (the "expiration date") unless extended by us. We expressly reserve the right to extend the rescission offer. In particular, we may extend this rescission offer in certain states to comply with regulations in those states by notifying holders of notes in those states no later than 10:00am (New York City time) on September 9, 2002. During any extension of the rescission offer, all outstanding notes previously tendered, not validly withdrawn and not yet accepted for rescission will remain subject to the rescission offer and may be accepted for rescission by us.

         To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

         - waive any condition to the rescission offer; and

         - amend any of the terms of the rescission offer.

         Any waiver or amendment to the rescission offer will apply to all notes tendered, regardless of when or in what order the notes were tendered. If we make a material change in the terms of the rescission offer or if we waive a material condition of the rescission offer, we will disseminate additional rescission offer materials. If the amendment or waiver is made less than ten business days before the expiration of the rescission offer, we will extend the rescission offer so that holders have at least ten business days to tender or withdraw prior tenders.

         We expressly reserve the right, in our sole discretion, to terminate the rescission offer if any of the conditions set forth in this prospectus supplement have not been satisfied by the holders who tender their notes or waived by us. In the event we terminate the rescission offer, we will notify you of the termination, and all outstanding notes previously tendered and not yet accepted for rescission will be returned promptly to the tendering holders.

         If any tendered outstanding notes are not accepted for rescission for any reason such notes will be returned, at our expense, to the tendering holder via book-entry transfer to the account maintained by the holder's broker or bank at DTC, promptly following the expiration date or the termination or withdrawal of the rescission offer. The holder's broker or bank will be responsible for crediting the transfer into the holder's individual account.

  Procedures for Tendering Outstanding Notes Held Through Brokers and Banks

         Since the notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the notes and will be the only entity that can tender notes for repurchase by us. Therefore, to tender notes subject to this rescission offer and to obtain payment for them, you must instruct the institution where you keep your notes to tender your notes on your behalf so that they are received on or prior to the expiration of this rescission offer.

         The BLUE-colored "Letter of Election and Instructions to Broker or Bank" that may accompany this prospectus supplement may be used by you to give such instructions. YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR NOTES TO DETERMINE THE PREFERRED PROCEDURE.

         IF YOU WISH TO ACCEPT THIS RESCISSION OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR NOTES TO BE TENDERED TO US BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON SEPTEMBER 6, 2002.


         Procedures for Brokers and Custodian Banks; DTC ATOP Account

         In order to accept this rescission offer on behalf of a holder of notes you must submit or cause your DTC participant to submit an Agent's Message as described below.

         The Information Agent, on our behalf, will seek to establish an Automated Tender Offer Program ("ATOP") account with respect to the outstanding notes at DTC promptly after the delivery of this prospectus supplement. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding notes by causing the book-entry transfer of such notes into our ATOP account in accordance with DTC's procedures for such transfers. Concurrently with the delivery of the notes, an Agent's Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the Information Agent on or prior to the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

         The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the Information Agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant and beneficial holder agree to be bound by the terms of this rescission offer.

         Each Agent's Message must include the following information:

         1.   Name of the beneficial owner tendering such notes;

         2.   Account number of the beneficial owner tendering such notes;

         3.   Principal amount of notes tendered by such beneficial owner; and

         4.   State of residence of such beneficial owner.

         BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED IS AN INITIAL PURCHASER OF SUCH NOTES, STILL HOLDS SUCH NOTES AND HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT DATED MAY 30, 2002 AND THE PROSPECTUS DATED NOVEMBER 1, 2000. WE MAY REQUIRE FURTHER DOCUMENTATION VERIFYING THIS INFORMATION.

         The delivery of notes through DTC, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering notes. We will ask the Information Agent to instruct DTC to return those notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such notes on behalf of holders of the notes. Neither we nor the Information Agent is responsible or liable for the return of such notes to the tendering DTC participants or to their owners, nor as to the time by which such return is completed.

         We reserve the absolute right to reject any or all tenders of outstanding notes that are not in proper form, including, without limitation, lack of satisfactory proof that the tendering holder is an initial purchaser of the notes tendered, or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes.

         Our interpretation of the terms and conditions of the rescission offer, including, without limitation, the instructions in the Letter of Election and Instructions to Broker or Bank or any Agent's Message will be final and binding.

         Any defect or irregularity in connection with tenders of outstanding notes must be cured within the period we determine, unless waived by us. Tenders of outstanding notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, nor any other person will be under any duty to give notice of any defects or irregularities in tenders of outstanding notes, or will incur any liability to holders for failure to give any such notice.

                           Withdrawal of Tenders

         You may withdraw your tender of notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal of notes to be effective, you should contact your bank or broker where your notes are held and have them send an ATOP notice of withdrawal so that it is timely received by the Information Agent. The withdrawal notice must:

         1. specify the name of the beneficial owner who tendered the notes to be withdrawn;

         2. contain a description of notes to be withdrawn (including the assigned CUSIP number and the principal amount to be withdrawn); and

         3. contain the DTC ATOP Voluntary Offering Instruction Number (which can be obtained from DTC by your broker or bank) pursuant to which such notes were tendered, and, if applicable, be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of such notes.

         Withdrawals of tenders of notes may not be rescinded, and any notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the rescission offer. Properly withdrawn notes may, however, be re-tendered by following the procedures described in "- Procedures For Tendering Outstanding Notes Held Through Brokers and Banks," above, at any time prior to the expiration date.

                         Other Terms and Conditions

         The conditions to the rescission offer are for our sole benefit and may be asserted by us in our sole discretion or may be waived by us, in whole or in part, in our sole discretion, whether or not any other condition of the rescission offer also is waived. We have not made a decision as to what circumstances would lead us to waive any condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the conditions described in this section shall be final and binding upon all persons.

         ALTHOUGH WE HAVE NO PRESENT PLANS OR ARRANGEMENTS TO DO SO, WE RESERVE THE RIGHT TO AMEND, AT ANY TIME, THE TERMS OF THE RESCISSION OFFER. WE WILL GIVE HOLDERS NOTICE OF ANY AMENDMENTS IF REQUIRED BY APPLICABLE LAW.

         We have not retained nor do we intend to retain any person to make solicitations or recommendations to you in connection with our rescission offer.

         Neither we nor our officers or directors or the Information Agent may make any recommendations to you with respect to our rescission offer. We urge you to read this prospectus supplement and the accompanying prospectus supplement and prospectus carefully and to make an independent evaluation with respect to the rescission offer.

                      Funding of the Rescission Offer

         We will fund any payments required under our rescission offer from available cash.

                             DESCRIPTION OF NOTES

         The notes subject to this rescission offer are senior unsecured notes, pay interest semi-annually and are more fully described below and in the accompanying prospectus supplement and prospectus. It is important for you to consider the information contained in this prospectus supplement and the accompanying prospectus supplement and prospectus in making your decision whether or not to accept this rescission offer.


------------------------------------------------------------------------------------------------------------------------
                                                               1st Interest
  CUSIP         Principal    Interest               Maturity      Payment          Redemption         Survivor's
 Number           Amount       Rate    Issue Date     Date         Date             Features            Option
------------------------------------------------------------------------------------------------------------------------
69334WAA9     $12,059,000.00  6.000%   6/13/2002   06/15/2005   12/15/2002        Non-Callable            YES
------------------------------------------------------------------------------------------------------------------------
69334WAB7     $4,583,000.00   6.700%   6/13/2002   06/15/2007   12/15/2002        Non-Callable            YES
------------------------------------------------------------------------------------------------------------------------
69334WAC5     $7,750,000.00   7.350%   6/13/2002   06/15/2009   12/15/2002        Callable at             YES
                                                                                  100.000% on
                                                                                  6/15/2004 and
                                                                                  every interest
                                                                                  payment date
                                                                                  thereafter.
------------------------------------------------------------------------------------------------------------------------
69334WAD3     $19,459,000.00  7.850%   6/13/2002   06/15/2012   12/15/2002        Callable at             YES
                                                                                  100.000% on
                                                                                  6/15/2004 and
                                                                                  every interest
                                                                                  payment date
                                                                                  thereafter.
------------------------------------------------------------------------------------------------------------------------
69334WAE1     $9,460,000.00   6.000%   6/20/2002   06/15/2005   12/15/2002        Non-Callable            YES
------------------------------------------------------------------------------------------------------------------------
69334WAF8     $4,488,000.00   6.650%   6/20/2002   06/15/2007   12/15/2002        Non-Callable            YES
------------------------------------------------------------------------------------------------------------------------
69334WAG6     $6,692,000.00   7.250%   6/20/2002   06/15/2009   12/15/2002        Callable at             YES
                                                                                  100.000% on
                                                                                  6/15/2004 and
                                                                                  every interest
                                                                                  payment date
                                                                                  thereafter.
------------------------------------------------------------------------------------------------------------------------
69334WAH4     $22,108,000.00  8.050%   6/20/2002   06/15/2017   12/15/2002        Callable at             YES
                                                                                  100.000% on
                                                                                  6/15/2005 and
                                                                                  every interest
                                                                                  payment date
                                                                                  thereafter.
------------------------------------------------------------------------------------------------------------------------


                            ADDITIONAL INFORMATION

         If you require additional information about this rescission offer, you may contact Pamela Peters of Bondholder Communications toll-free at 1-888-385-2663 or via email at ppeters@bondcom.com.

                                                                                                               (ANNEX I)

State                   Interest Rate                                      State               Interest Rate
-----                   -------------                                      -----               -------------

Alabama                 6%                                               Missouri              8%
Alaska                  the lower of 8% or the stated rate on            Montana               10%
                        the notes tendered for rescission                Nebraska              6%
Arizona                 10%                                              Nevada                6.75%
Arkansas                6%                                               New Hampshire         10%
Colorado                8%                                               New Jersey            6%
Connecticut             6%                                               New Mexico            8.75%
Delaware                Fed Reserve Discount Rate plus 5%                North Carolina        8%
District of Columbia    6%                                               North Dakota          the stated interest rate on the
Florida                 9%                                                                     notes tendered for rescission
Georgia                 6%                                               Ohio                  No interest
Guam                    6%                                               Oklahoma              10%
Idaho                   6%                                               Pennsylvania          6%
Illinois                the stated interest rate on the notes            Puerto Rico           6%
                        tendered for rescission                          Rhode Island          12%
Iowa                    5.333% for July*                                 South Carolina        6%
Indiana                 the stated interest rate on the notes            South Dakota          10%
                        tendered for rescission                          Tennessee             10%
Kansas                  15%                                              Texas                 6%
Kentucky                8%                                               Utah                  12%
Louisiana               the stated interest rate on the notes            Vermont               12%
                        tendered for rescission                          Virginia              6%
Maine                   6%                                               Washington            8%
Maryland                10%                                              West Virginia         6%
Massachusetts           6%                                               Wisconsin             5%
Michigan                6%                                               Wyoming               6%
Minnesota               6%
Mississippi             6%




* The rate in effect in Iowa for June was 5.518%. The rate in effect for August and September will be the rate listed for August and September in the Treasury Constant Maturity Index published by the Federal Reserve in its H15 Report plus 2% in each case.

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                               PHH CORPORATION

                               RESCISSION OFFER

                              PHH InterNotes(R)


                               ----------------

                            PROSPECTUS SUPPLEMENT
                               ----------------

We have not authorized any dealer, sales person or other person to give you written information other than this prospectus supplement, the accompanying prospectus supplement and prospectus or to make representations as to matters not stated herein or therein. You must not rely on unauthorized information. We are not making an offer to sell these securities or an offer to buy these securities in any jurisdiction where such offer to sell or buy would not be permitted or legal. Neither the delivery of this prospectus supplement, the accompanying prospectus supplement or prospectus nor any purchases made by us hereunder after the date of this prospectus supplement shall create an implication that the information contained herein or the affairs of PHH Corporation have not changed since the date hereof.
           -------------------------------------------------------


                                July 31, 2002